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                                                       Exhibit 23(a)

                      Consent of Independent Auditors



We consent to the use of our audit report dated February 1, 1994 on the consolidated financial statements and schedules of PepsiCo, Inc. and subsidiaries as of December 25, 1993 and December 26, 1992 and for each of the years in the three year period ended December 25, 1993 incorporated herein by reference in the Registration Statement on Form S-3 and in the related prospectus of PepsiCo, Inc. pertaining to the registration of $2,500,000,000 in principal amount of debt securities and warrants for PepsiCo, Inc. and to the reference to our Firm under the heading "Experts" in the Registration Statement.

Our report refers to PepsiCo's adoption of the provisions of the Financial Accounting Standards Board's Statements of Financial
Accounting Standards No. 106, "Employers' Accounting for
Postretirement Benefits Other Than Pensions" and No. 109,
"Accounting for Income Taxes" in 1992.


                               /s/  KPMG Peat Marwick LLP


New York, New York
January 6, 1995

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PepsiCo, Inc.
Purchase, New York


Re: The Registration Statement on Form S-3 and in the related prospectus of PepsiCo, Inc. pertaining to the registration of $2,500,000,000 in principal amount of debt securities and warrants for PepsiCo, Inc.

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated April 26, 1994, July 19,1994 and October 11, 1994 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                         Very truly yours,

                                         /s/ KPMG Peat Marwick LLP


New York, New York
January 6, 1995

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